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                                                                    EXHIBIT 24.2

                             CERTIFIED RESOLUTIONS

                         WASHINGTON NATURAL GAS COMPANY

     Marion V. Larson, Assistant Secretary of Washington Natural Gas Company, a Washington corporation (the "Company"), does hereby certify that attached hereto are true and correct copies of resolutions duly adopted by the Board of Directors of the Company at a meeting thereof duly called and held on August 16, 1995 at which a quorum was present and acting throughout, which resolutions have not been revoked, modified, amended or rescinded and are still in full force in effect.

     WITNESS my hand and the seal of the Company this 16th day of August, 1995.

                                          /s/  MARION V. LARSON
                                          -------------------------------------
                                          Marion V. Larson, Assistant Secretary
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Washington Natural Gas Company
Resolutions for the Board of Directors
August 16, 1995

     RESOLVED -- That the Board of Directors approves the registration, and the issuance and sale from time to time, by the Company of up to $150,000,000 principal amount of its First Mortgage Bonds (the "First Mortgage Bonds") in private placements or public offerings or any combination thereof at prices and on terms to be negotiated, the proceeds from the sale of the First Mortgage Bonds to be used to repay all or a portion of the Company's outstanding short-term borrowings incurred for the Company's construction program or securities redemptions and other corporate purposes.

     RESOLVED -- That the officers of the Company be and they each hereby are authorized to negotiate with such agents, dealers, purchasers or underwriters as they may select, with respect to the terms of the sale of the First Mortgage Bonds, subject, except as hereinafter set forth with respect to the series of First Mortgage Bonds designated as First Mortgage Bonds, Secured Medium-Term Notes, Series C, to subsequent approval by this Board of Directors of such terms as may be agreed upon.

     RESOLVED -- That the filing with the Securities and Exchange Commission, in accordance with the Securities Act of 1933, as amended, and in conformity with the rules and regulations of the Securities and Exchange Commission, of a Registration Statement on Form S-3, relating to the issue and sale of the First Mortgage Bonds, in substantially the form presented to this meeting, be and it hereby is authorized and approved; that the signing of the Registration Statement on behalf of the Company by the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary, any Assistant Secretary, or any of them, with such additions, changes or deletions as the officer signing the same on behalf of the Company may deem necessary or advisable (such signing to be conclusive evidence that the officer signing the same considers such additions, changes or deletions necessary or advisable), be and hereby is authorized and approved; that the execution of the Registration Statement by the officers of the Company, as required by the rules and regulations of the Securities and Exchange Commission, be and hereby is authorized and approved; provided, however, that each of the officers of the Company be and hereby is authorized to sign the Registration Statement (either on behalf of the Company, or as an officer or otherwise) through William P. Vititoe, James P. Torgerson and Marion V. Larson, or any of them, as duly authorized attorneys or attorney.

     RESOLVED -- That the persons and each of them authorized by the foregoing resolution to execute the Registration Statement be and hereby are authorized and empowered to execute, in person or through any one or more of such authorized attorneys, on behalf of the Company and individually as officers, such amendments or supplements to the Registration Statement or the Prospectus included therein as may be required or as may be deemed by them to be advisable, including any post-effective amendments, and to cause the same to be filed with the Securities and Exchange Commission.

     RESOLVED -- That James P. Torgerson and Marion V. Larson are each hereby designated as an agent for service with respect to the Registration Statement (including all amendments thereto) with all the powers provided in the rules and regulations of the Securities and Exchange Commission with respect to agents for service.

     RESOLVED -- That the officers of the Company be and each of them is authorized to make a filing with the Washington Utilities and Transportation Commission (the "WUTC") as required by R.C.W. 80.08.040, in connection with the issuance and sale of up to $150,000,000 principal amount of First Mortgage Bonds, and such filing is hereby fully authorized and approved; and further provided, that the officers of the Company be and each of them is authorized to make and file with said WUTC such amendments to said filing as said officers in their discretion deem necessary or advisable.

     RESOLVED -- That the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary, any Assistant Secretary, or any of them, are hereby authorized to determine the jurisdictions in which appropriate action shall be taken to qualify or register for sale all or

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such part of the First Mortgage Bonds as such officers may deem advisable; that such officers are hereby authorized to perform on behalf of the Company any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such jurisdictions, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and that the execution by such officers of any such papers or documents or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Company and the approval and ratification by the Company of the papers and documents so executed and the action so taken.

     RESOLVED -- That the Chairman of the Board, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, or any of them be, and each of them hereby is, authorized and directed to execute, acknowledge, verify, deliver, file and/or publish in the name and on behalf of the Company and under its corporate seal, attested by its Secretary or any Assistant Secretary, or otherwise, any and all applications, reports, statements, issuer's covenants, resolutions, consents to service of process, powers of attorney, appointments, designations, waivers of hearing, bonds, and such other papers and instruments as may be required, appropriate or desirable under the Blue Sky Laws or securities acts of such jurisdictions as such officers or any one or more of them may deem necessary, appropriate or advisable for the purpose of registering, qualifying, exempting and/or permitting the issue and sale by the Company, or the sale by agents, underwriters, brokers and/or dealers, of the First Mortgage Bonds, and/or for the purpose of qualifying, registering, licensing and/or exempting the Company as a dealer or broker in connection with the sale of such First Mortgage Bonds, and to take any and all payments of examination, filing, registration and/or other fees, costs and expenses and to take any and all further action, which such officers or any one or more of them deem necessary, advisable or desirable in connection with any of the foregoing.

     RESOLVED -- That the officers of the Company be and they hereby are authorized to proceed to prepare for the issuance and sale of the First Mortgage Bonds as provided for in and authorized by these resolutions, to prepare, execute and file, or cause to be prepared, executed or filed, any and all applications, documents, papers and instruments in writing and to do any and all such other acts and things as they, in their opinion, or in the opinion of any one of them, may deem necessary, appropriate or advisable in order to carry out the intent and purpose of any and all of the foregoing resolutions.

     RESOLVED -- That this Board of Directors hereby authorizes and directs that there be created in accordance with the provisions of the Indenture of First Mortgage of the Company dated as of April 1, 1957, as heretofore supplemented and modified, and to be further supplemented and modified by a Thirtieth Supplemental Indenture dated as of August 15, 1995 (said Indenture of First Mortgage as so supplemented and modified and to be supplemented and modified being herein and in subsequent resolutions adopted at this meeting sometimes referred to as the "Mortgage"), a new series of First Mortgage Bonds designated as "First Mortgage Bonds, Secured Medium-Term Notes, Series C" (the "New Bonds"); that the New Bonds be dated, have maturities and bear interest in accordance with the Thirtieth Supplemental Indenture, and be in the form and have the provisions as provided and set forth in the Mortgage, including said Thirtieth Supplemental Indenture.

     RESOLVED -- That this Board of Directors hereby authorizes the Chairman of the Board, the President, any Vice President, the Treasurer or any Assistant Treasurer of the Company to execute, acknowledge and deliver, or cause to be delivered, in the name and on behalf of the Company, under its corporate seal, attested by the Secretary or any Assistant Secretary, said Thirtieth Supplemental Indenture to be dated as of August 15, 1995, such Supplemental Indenture to be by and between the Company and Harris Trust and Savings Bank, Chicago, Illinois, as Trustee under the Mortgage (the "Trustee"), in substantially the form and substance presented to this meeting, with such changes as the officer of the Company executing the same shall approve, such approval to be conclusively evidenced by the execution thereof.

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     RESOLVED -- That the Chairman of the Board, the President, any Vice
President, the Treasurer and any Assistant Treasurer of the Company be and they hereby severally are authorized, directed and empowered to execute, or cause to be executed by a facsimile of their signatures in the name and on behalf of Company, to seal with its corporate seal, or a facsimile thereof, and to deliver to the Trustee, for authentication and delivery to the Company, from time to time up to an aggregate of $150,000,000 principal amount of the New Bonds; that the use of facsimile signatures for the execution of the New Bonds be and hereby is approved, and that said officers are hereby authorized to apply to the Trustee for the authentication and delivery to the Company from time to time of up to $150,000,000 principal amount of the New Bonds, and, upon compliance by the Company with the provisions of the Mortgage, the Trustee be and hereby is authorized to authenticate and deliver to the Company from time to time up to $150,000,000 principal amount of the New Bonds, on the basis, as provided in Sections 5.03 and 5.05 or both of the Mortgage, of a Certificate of Available Net Additions or a Certificate of Available Bond Credits evidencing unfunded net additions or unfunded bond credits or both, or, as provided in Section 5.04, on the basis of the deposit of cash with the Trustee.

     RESOLVED -- That in connection with the New Bonds, if any officer of the Company who signs or whose facsimile signature appears upon any of the New Bonds ceases to be such officer prior to the issuance, transfer or exchange of the New Bonds, the New Bonds so signed or bearing such facsimile signature shall nevertheless be valid.

     RESOLVED -- That Harris Trust and Savings Bank, Chicago, Illinois, be and hereby is appointed the initial Paying Agent for the payment of the principal of, premium on, if any, and interest on, up to $150,000,000 principal amount of the New Bonds; provided, however, that the officers of the Company are authorized to designate additional and substitute paying agents, which may include the Company, for the New Bonds.

     RESOLVED -- That the officers of the Company be and hereby severally are authorized to give on behalf of the Company all necessary instructions to, and to enter into indemnity and other agreements with, Harris Trust and Savings Bank, Chicago, Illinois, as Paying Agent for the New Bonds, as such officers may deem necessary or advisable in connection therewith.

     RESOLVED -- That the Chairman of the Board, the President, any Vice President, the Secretary or any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company be and hereby are severally authorized to appoint Harris Trust and Savings Bank, Chicago, Illinois, as Fiscal and Withholding Agent of the Company to act for the Company on all matters pertaining to the collection of federal income taxes and the making of required returns to the Internal Revenue Service, in connection with the payment of interest from time to time on the New Bonds; provided, however, that the officers of the Company are authorized to designate additional and substitute fiscal and withholding agents, which may include the Company, for the New Bonds.

     RESOLVED -- That this Board of Directors hereby authorizes the Chairman of the Board, the President, any Vice President, the Treasurer or any Assistant Treasurer to execute and deliver, or cause to be delivered, in the name and on behalf of the Company, an Agency Agreement by and between the Company and Goldman, Sachs & Co., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Smith Barney Inc., as agents ("Agency Agreement"), in substantially the form and substance presented to this meeting, with such changes as the officer of the Company executing the same shall approve, such approval to be conclusively evidenced by the execution thereof.

     RESOLVED -- That this Board of Directors hereby authorizes the Chairman of the Board, the President, any Vice President, the Treasurer or any Assistant Treasurer to execute and deliver, or cause to be delivered, from time to time, in the name and on behalf of the Company, a Purchase Agreement in substantially the form and substance of Exhibit C to the Agency Agreement presented to this meeting, with such changes as the officer of the Company executing the same shall approve, such approval to be conclusively evidenced by the execution thereof.

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     RESOLVED -- That this Board of Directors authorizes the issuance and sale from time to time of up to $150,000,000 aggregate principal amount of the New Bonds in such principal amounts, having such maturities and bearing such interest rates and having such other terms, including redemption provisions, redemption premiums and sinking fund payments, as the Chairman of the Board, the President, or any Vice President of this Company may determine, and hereby directs, in accordance with the provisions of the Mortgage, such officers to fix and determine the specific provisions for each issuance and sale of the New Bonds provided that such provisions are within the parameters established by these resolutions; and that the written instructions to the Trustee with respect to such specific provisions shall conclusively establish their authority therefor from the Company and the approval and ratification by the Company.

     RESOLVED -- That upon authentication by the Trustee of the New Bonds, the officers of the Company be and hereby are authorized and directed to sell and deliver the same to the purchasers thereof, against receipt of the consideration therefor, all as contemplated in the Agency Agreement, and the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary and any Assistant Secretary, and each of them be and hereby are authorized to execute and deliver all such further documents and to do any and all other acts and things as may be deemed by such officers, or any one or more of them, to be necessary or advisable to carry out the terms and provisions of the Agency Agreement and these resolutions.

     RESOLVED -- That the issuance and sale by the Company of up to $150,000,000 principal amount of the New Bonds shall be subject to and conditioned upon the continued effectiveness of the Registration Statement of the Company with respect to the New Bonds.

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